UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 20, 2021, the Corporate Governance and Nominating Committee of the Board of Directors (“Board”) of IDW Media Holdings, Inc. (the “Company”) elected Amy Jennifer Jonas to the Company’s Board until the 2022 Annual Meeting, or until her successor is duly elected and qualified or until her earlier resignation or removal.

There is no arrangement or understanding between Ms. Jonas and any other person, pursuant to which Ms. Jonas is to be selected as a director of the Company.

Ms. Jonas has served as President of IGM Brokerage Corporation, an insurance brokerage firm located in Bronx, New York since January 2010. From March 2006 through September 2008, Ms. Jonas served as the Director of Brand Marketing & Communications for CIT Group in New York, New York, where Ms. Jonas developed, managed and executed a comprehensive marketing and communications program for three start-up businesses. Ms. Jonas received a B.A. cum laude from Barnard College, Columbia University.

Ms. Jonas and Howard Jonas, the Company’s Chairman of the Board, are brother and sister. There is no material plan, contract or arrangement to which Ms. Jonas is a party, or in which she participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of her election as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: October 21, 2021

2